Form N-SAR

Sub Item 77E
Legal Proceedings
2-34393, 811-1879

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Investment Fund Semiannual Reports to Shareholders, filed on Form N-CSR on February 28, 2011, accession number 0000950123-11-019116 (File No. 2-34393).